UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2003

Gladstone Commercial Corporation

(Exact name of registrant as specified in its chapter)

Maryland	0-50363	020681276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1616 Anderson Road, Suite 208
McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 286-7000

Item 2. Acquisition or Disposition of Assets

208 South Rogers Lane

On December 23, 2003, Gladstone Commercial Corporation (the “Company”), through its “operating partnership,” Gladstone Commercial Limited Partnership, acquired a 58,926 square foot commercial office building located in Raleigh, North Carolina (“208 South Rogers Lane”).

208 South Rogers Lane was acquired for an aggregate cost to the Company of $5.8 million in cash, including transaction costs. The Company paid the purchase price and transaction costs using $5.8 million of proceeds from the Company’s initial public offering in 2003.

The following table sets forth certain information relating to 208 South Rogers Lane as of December 31, 2003:

					Total
					Rental
				Total	Revenue per		Year
		Rentable		Rental	Occupied		Of
	Year	Square		Revenue	Square	Major	Lease
Property	Built	Feet	Occupancy	(1)	Foot(2)	Tenants	Expiration
208 South Rogers Lane	1997	58,926	100.0%	$513,519	$8.71	Elster Electricity	2010

(1) Total rental revenue is the monthly contractual base rent as of January 1, 2004 multiplied by four, plus the monthly contractual base rent as of May 1, 2004 multiplied by eight.

(2) This represents the property’s Total Rental Revenue (calculated as described in note (1) above) divided by its occupied square feet as of January 1, 2004.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired:

The required financial statements will be filed by amendment within 60 days of filing this Form 8-K.

(b)	Pro Forma Financial Information

The required pro forma financial information will be filed by amendment within 60 days of filing this Form 8-K.

(c)	Exhibits.

The following exhibits are filed with this report:

Exhibit
Number	Description
2.1	Purchase Agreement Dated December 3, 2003 Between Gladstone Commercial Limited Partnership and Eastpark Group II, LLC

99.1	Lease Agreement Dated May 6, 1997 Between Eastpark Group II, LLC and ABB Power T&D Company, Inc., as amended on May 1, 2003.

99.2	Assignment and Assumption of Purchase Agreement Dated December 23,2003 in Favor of Elster Electricity, 208 South Rogers Lane, Raleigh NC,LLC by Gladstone Commercial Limited Partnership

99.3	Assignment and Assumption of Lease Agreement in Favor of Elster Electricity, 208 South Rogers Lane, Raleigh, NC LLC by Eastpark Group II, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation
(Registrant)

January 16, 2004	By:/s/ Harry Brill

(Harry Brill, Chief Financial Officer)

INDEX TO EXHIBITS

Exhibit
Number	Description
2.1	Purchase Agreement Dated December 3, 2003 Between Gladstone Commercial Limited Partnership and Eastpark Group II, LLC

99.1	Lease Agreement Dated May 6, 1997 Between Eastpark Group II, LLC and ABB Power T&D Company, Inc., as amended on May 1, 2003.

99.2	Assignment and Assumption of Purchase Agreement Dated December 23,2003 in Favor of Elster Electricity, 208 South Rogers Lane, Raleigh NC,LLC by Gladstone Commercial Limited Partnership

99.3	Assignment and Assumption of Lease Agreement in Favor of Elster Electricity, 208 South Rogers Lane, Raleigh, NC LLC by Eastpark Group II, LLC